UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Entry into Termination of a Material Definitive Agreement.

Redemption of Certain Previously Issued Convertible Notes

As a part of its recently announced initiative to eliminate its convertible note financings, on May 13, 2020 Mitesco, Inc. f.k.a. True Nature Holding, Inc. (the “Company”) paid in full a previously issued convertible note with Power Up Lending Group, LTD (“Power Up”). The Power Up Convertible Bridge Note dated November 11, 2019, whose face amount was $73,000 was paid in full for $115,980, including all accrued interest. There are no further notes outstanding with Power Up Lending, LTD.

Settlement of Certain Legal Matters and Settlement of Obligations

The Company has reduced its liabilities by approximately $345,000 including interest through the following transactions, resulting in the use of $35,000 in cash.

National Council for Science and the Environment, Inc.(“NCSE”)

On September 23, 2016, the Company had agree to settle this $177,270 obligation, which resulted from issues with the prior educational software business in 2015, with an agreement to pay $48,500 to NCSE if paid by November 4, 2016, and $75,000 if paid later. The Company had not paid the amounts and had recorded the obligation at $75,000 at March 31, 2020.

On May 15, 2020 the Company entered into a settlement agreement with NCSE whereby the Company paid $5,000 in cash for full settlement and release of all obligations. As such, the Company has no further obligations to NCSE.

Carlton Fields Jorden Burt, P.A.(“Carlton Fields”)

This action was filed in May 2017 by a law firm that had represented the Company prior to 2016  with the intent of collecting past due invoices in the aggregate amount of $241,828. The Company had recorded a liability in the amount of $266,319 on its balance sheet at March 31, 2020.

On May 15, 2020 the Company entered into a settlement agreement with Carlton Fields whereby the Company paid $30,000 in cash for full settlement and release of all obligations. As such the Company has no further obligations here.

Item 7.01	Regulation FD Disclosure.

On May 11, 2020, Mitesco, Inc f/k/a True Nature Holding, Inc (the “Company”) was informed that a press release prepared by a 3rd party that included a discussion and link to a series of interviews with the Management team, was to be filed. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of  the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: May 19, 2020	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer